CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated August 16, 1999 included on item 5 of Dendrite International, Inc.'s Form 10-Q filed August 16, 1999.




ARTHUR ANDERSEN LLP

Philadelphia, Pa.
October 5, 1999